Principal Private Credit Fund I
Supplement dated September 16, 2024
to the Prospectus dated June 3, 2024
This supplement updates information currently in the Prospectus. Please retain this supplement for future reference.

ADDITIONAL INFORMATION
Effective December 1, 2024, under How to Contact Us, delete the Mailing Addresses section and replace with the following:
Mailing Addresses:

Regular Mail	Overnight Mail
Principal Private Credit Fund I	Principal Private Credit Fund I
P.O. Box 219971	801 Pennsylvania Ave., Ste 219971
Kansas City, MO 64121-9971	Kansas City, MO 64105-1307
1